United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2014

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 8.01 of this Form 8-K, on the date of the Communications Systems, Inc. (the “Company”) 2014 Annual Meeting of Shareholders, to be held on June 4, 2014, Roger H.D. Lacey will succeed Curtis A. Sampson as Interim Chief Executive Officer of the Company. Information about Mr. Lacey’s background is included in the Company Proxy Statement for the 2014 Annual Meeting in the section entitled “Board of Directors” and is incorporated herein by reference. Mr. Lacey’s compensation as Interim Chief Executive Officer has not yet been finalized. The Company will make appropriate disclosure when this compensation is finalized.

Item 8.01    Other Events

As part of the Company’s Annual Report to Shareholders, the Company’s Chairman Curtis A. Sampson reported to Company’s shareholders that effective as of the date of the Company’s 2014 Annual Meeting, Mr. Roger H.D. Lacey will succeed Mr. Curtis A. Sampson as Interim Chief Executive Officer, and Mr. Sampson will return to his role as non-executive Board Chair.

Item 9.01    Financial Statements and Exhibits

The following Exhibit is attached:

Exhibit 99.1	Chairman of the Board of Directors Curtis A. Sampson letter to shareholders as part of Communications Systems, Inc. Annual Report to Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Edwin C. Freeman
Chief Financial Officer

Date: April 25, 2014